REORGANIZATION AND STOCK PURCHASE AGREEMENT

This REORGANIZATION AND STOCK PURCHASE AGREEMENT dated as of November 18, 1999 (this "AGREEMENT") is by and between GOUNG HEI INVESTMENT CO., LTD., a DELAWARE Corporation ("GHIC"), shareholders of GHIC who are or will be the owners of or otherwise represent at least SEVENTY FIVE PER CENT (75%) of all the issued and outstanding common stock (the "SHAREHOLDERS"), Morgan Cooper, Inc., a New York Corporation ("MCI"). GHIC acknowledges and agrees that the terms and provisions of this AGREEMENT, including without limitation the shares of stock transferable hereunder, may be assigned by MCI.

GHIC was incorporated in the state of DELAWARE. Its authorized capital consist of 50,000,000 shares of common stock, par value $0.00001 and 10,000,000 shares of Preferred stock, par value $0.00001. As of the effective date of this AGREEMENT, GHIC has issued and outstanding 2,286,649 common shares (the "OUTSTANDING SHARES"). GHIC has no shares of preferred stock outstanding and will have no outstanding options, warrants, rights or other contractual arrangements relating to the ability or requirement to issue any additional shares of common or preferred stock).

The respective boards of Directors of GHIC, MCI, and the SHAREHOLDERS deem it advisable and in the best interests of their corporations and shareholders of their corporations that the shareholders of MCI acquire securities of GHIC in accordance with the terms and conditions of this AGREEMENT.

1. PLAN OF REORGANIZATION. The SHAREHOLDERS signing this agreement are the owners of or otherwise represent not less than 75% of the OUTSTANDING SHARES of GHIC which the SHAREHOLDERS represent is a sufficient majority to carry any vote for approval of this AGREEMENT under the corporate law of the state of DELAWARE, the Articles of Incorporation of GHIC, and the By-laws of GHIC. At the closing the shareholders of MCI and or assigns shall acquire 11,637,652 common shares (the "NEW SHARES") from treasury.

2. CONSIDERATION. Consideration for the events outlined in paragraph (1) above shall be

(a) The exchange of all the issued and outstanding stock of MCI for the 11,637,652 NEW SHARES of GHIC thereby making MCI a wholly owned subsidiary of GHIC.

(b) On the Closing Date (as hereinafter defined) the Board of Directors of GHIC will deliver: (i) authorized minutes of the board authorizing this transaction; (ii) the corporate records of GHIC.

3. CLOSING DATE; PLACE OF CLOSING;. The CLOSING DATE shall be November 18, 1999. The CLOSING DATE can be changed by mutual agreement but in no event shall the CLOSING DATE extend beyond 20 days from the date of signing this agreement. PLACE OF CLOSING shall be Halter Capital Corporation, 16910 Dallas Parkway, Suite 100, Dallas, Texas.

4. DELIVERY OF GHIC SHARES. On or before the CLOSING DATE, GHIC and SHAREHOLDERS will have ready for delivery certificates representing the NEW SHARES of GHIC to be delivered to MCI and/or assigns. Delivery shall be made at such place as to be determined by parties.

5. REPRESENTATIONS AND WARRANTIES OF GHIC: GHIC represents and warrants to MCI as follows:

         (a) As of the CLOSING DATE, the 11,637,652 shares of GHIC common stock to be delivered to MCI shareholders will constitute duly and validly issued shares of GHIC, and are fully paid and nonassessable, and will be legally equivalent in all respects to the common stock issued and outstanding as of the date thereof



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         (b) The  officers of GHIC have the power and the  authority  to execute this Agreement and to perform the obligations contemplated hereby;

         (c) The authorized capital stock of GHIC consist of 50,000,000 shares of common stock, par value $0.00001 and 10,000,000 shares of preferred stock, par value $0.00001. As of the CLOSING GHIC will have issued and outstanding 13,924,301 common shares. GHIC has no shares of preferred stock outstanding. No shares have otherwise been registered under state or federal securities laws. As of the CLOSING DATE, all of the issued and outstanding shares of common stock of GHIC are validly issued, fully paid and non-assessable and they are not and as of the CLOSING DATE there will not be outstanding any other warrants, options or other agreements on the part of GHIC obligating GHIC to issue any additional shares of common or preferred stock or any of its securities of any kind;

         (d) All requisite corporate and other authorizations for the execution of the agreement and performance thereof have been obtained.

         (e) Except as otherwise disclosed there is no pending threatened litigation or other legal actions, proceedings or investigations.

         (f) The authorized capital stock is as set forth in this Agreement, and all outstanding shares are duly authorized, validly issued and fully paid.

         (g) GHIC has complied with all filing requirements for the Securities and Exchange Commission and all NASD filings and that said filings conform to the requirements of the respective agencies.

         (h) That all prior actions of the corporation in connection with filings have conformed to applicable state and federal law.

         (i) Neither the execution and delivery of the AGREEMENT nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Bylaws of GHIC; will violate, conflict with or result in the breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any agreement or instrument to which GHIC is a party or by which any of its property or assets may be bound; will result in the creation of any lien, charge or encumbrance upon the properties or assets of GHIC, will violate any judgment, order, injunction, decree or award against or binding upon GHIC or upon its securities, property or business;

        (j) GHIC has not had any business or operations of any nature whatsoever, has not sold any asset, provided any service for compensation or incurred any obligation or liability except as otherwise specified in GHIC's Financial Statements. No shareholder of GHIC has any right to cause GHIC to register securities of GHIC with the SEC. GHIC has never had any paid employees.

        (k) There are no contracts, agreements, arrangements or understandings entered into by GHIC which cannot be terminated by GHIC upon 30 days written notice to the other party or parties to such contracts or agreements (except the contract by and between GHIC and Securities Transfer Corporation, Dallas, Texas, relating to stock transfer services provided for GHIC.

6. REPRESENTATIONS AND WARRANTIES OF MCI. MCI represents and warrants as follows:

         (a) MCI has taken all necessary corporate action to authorize the execution of this AGREEMENT and the transactions contemplated hereunder.


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         (b) Neither  the  execution  and  delivery  of this  AGREEMENT  nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Bylaws of MCI; will violate, conflict with or result in breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any agreement or instrument to which MCI is a party or by which any of its property or assets may be bound; will result in the creation of any lien, charge or encumbrance upon the properties or assets of MCI, or will violate any judgment, order, injunction, decree or award against or binding upon MCI, or upon its securities, property or business.

         (c) All information supplied to GHIC by MCI is accurate and reliable information. None of the information supplied contains any untrue statement of a material fact or omits to make any statement of material fact necessary to make the statements therein not misleading.

         (d) From and after the date hereof there will not have been and prior to the CLOSING DATE there will not be any material adverse changes in the financial position of MCI assets as set forth in the Balance Sheet except changes arising in the ordinary course of business;

         (e) MCI is not and as of the CLOSING DATE will not be involved in any pending litigation not in the ordinary course of business or governmental investigation or proceeding not disclosed in writing to GHIC, and to the knowledge of the Shareholders no litigation or governmental investigation or proceeding beyond the ordinary course of business is threatened against MCI;

         (f) As of the CLOSING DATE, MCI will be in good standing as a New YORK corporation;

         (g) Neither the execution and delivery of the AGREEMENT nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Bylaws of MCI; will violate, conflict with or result in the breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any agreement or instrument to which MCI is a party or by which any of its property or assets may be bound; will result in the creation of any lien, charge or encumbrance upon the properties or assets of MCI, will violate any judgment, order, injunction, decree or award against or binding upon MCI or upon its securities, property or business;

7. PROHIBITED ACTS. GHIC agrees not to do any of the following acts prior to the CLOSING DATE, and the GHIC SHAREHOLDERS agree that prior to the CLOSING DATE they will not request or permit GHIC to do any of the following acts:

         (a) Declare or pay any dividends or other distributions on its stock or purchase or redeem any of its stock; or

         (b) Issue any stock or other securities, including any rights or options to purchase or otherwise acquire any of its stock, and shall not issue any notes or other evidences of indebtedness.

8. REVERSE SPLIT PROHIBITED. GHIC and MCI agree that GHIC shall not authorize or perform any reverse stock splits for 18 months from the CLOSING DATE.

9. NATURE AND SURVIVAL OF REPRESENTATIONS: All representations, warranties and covenants made by any party in this agreement shall survive the closing hereunder for so long as the applicable statute of limitations shall remain open. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance solely on the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

10. RESIGNATIONS AND APPOINTMENT OF OFFICERS AND DIRECTORS.

         (a) Upon the closing date the officers and directors of GHIC shall resign after the appointment of the following new directors:

         DIRECTORS:        (1) Morgan Cooper
                           (2) Zarina Cooper

         PRESIDENT:  Morgan Cooper
         VICE PRESIDENT: Zarina Cooper
         SECRETARY:  Zarina Cooper
         TREASURER: Zarina Cooper

11. NOTICES. Any notices which any of the parties hereto may desire to serve upon any of the parties hereto shall be in writing and shall be conclusively deemed to have been received by the parties at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

If to current GHIC management or the GHIC SHAREHOLDERS:

Mr. Kevin Halter, Jr.
Halter Capital Corporation
16910 Dallas Parkway
Suite 100
Dallas, TX  75248

With a copy to:

Robert M. Kern, Esq.
23676 Blythe Street
West Hills, CA 91304


If to MCI management or MCI:

214 West 39th Street #1006
New York, NY 10018


12. PUBLICITY. Each party hereto agrees not to issue any press release or make any public statement (Except as required by law) with respect to the transactions contemplated hereby without the consent of the other party, and in no event shall any press release be made prior to the Closing Date hereunder.

13. SUCCESSORS. This agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of parties.

14. CHOICE OF LAW. This AGREEMENT shall be construed and enforced in accordance with the laws of the State of Texas.

15. COUNTERPARTS. This AGREEMENT may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document. For purposes of executing this AGREEMENT, a document signed and transmitted by facsimile machine or telecopier is to be treated as an original document.

16. MISCELLANEOUS:

    (a) Further Assurance: At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this agreement.

    (b) Waiver: Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

    (c) Time: Time is of the essence.

    (d)   Severability:   If  any  part  of  this  agreement  is  deemed  to  be
unenforceable, the balance of the agreement shall remain in full force and effect.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS agreement as of the date first above written.

GOUNG HEI INVESTMENT CO., LTD.,             MORGAN COOPER, INC.
a  DELAWARE Corporation                              a New York Corporation



By:_______________________________          By:_________________________________
      Kevin Halter, Jr., PRESIDENT                Morgan Cooper, President


SHAREHOLDERS (OWNING NOT LESS THAN A MAJORITY OF THE SHARES OF GHIC)

HALTER CAPITAL CORPORATION


By:_____________________________________
      Kevin Halter, President


SECURITIES TRANSFER CORPORATION


By:_____________________________________
     Kevin Halter, Jr., President


   _____________________________________
     PATRICIA GUNTER


   _____________________________________
     MARK DISALVO


K. L. HALTER FAMILY LIMITED PARTNERSHIP


By:_____________________________________
      Kevin Halter, Jr., General Partner


   _____________________________________
     KEVIN HALTER, SR.

SHAREHOLDERS (OWNING NOT LESS THAN A MAJORITY OF THE SHARES OF MCI)

Morgan Cooper                          (5,060,000 SHARES 55.8%)

Zarina Cooper                          (2,000,000 SHARES 22.1%)

Wang Chao Hua                          (400,000 SHARES 4.4%)

S.M.P. Financial Consultants, Inc.     (1,500,000 SHARES 16.6%)